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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

NEON Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25457 (Commission File Number)	76-0345839 (IRS Employer Identification No.)
14100 Southwest Freeway, Suite 500, Sugar Land, Texas (Address of principal executive offices)		77478 (Zip Code)

Registrant's telephone number, including area code: (281) 491-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneaously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14s-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets.

        On July 15, 2004, NEON announced in a press release attached to NEON's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2004 (the "Acquisition 8-K") as Exhibit 99.1 announcing the closing of its acquisition of InnerAccess Technologies Inc., a company incorporated under the laws of the province of Quebec, Canada ("InnerAccess"). InnerAccess is a company that develops, markets and licenses web services technology and provides services related to the integration of mainframe data sources with modern distributed computing systems. In connection with the acquisition, NEON and InnerAccess entered into a Combination Agreement dated May 28, 2004 in the form attached to the Acquisition 8-K as Exhibit 2.1, which provided for the amalgamation of InnerAccess, three single-purpose entities holding the majority of the shares of InnerAccess (the "Principal Shareholders"), and NEON's wholly-owned subsidiary, NEON Systems Canada Inc. (the "Amalgamated Entity"). In connection with the amalgamation, the shareholders of InnerAccess and the Principal Shareholders (together, the "InnerAccess Shareholders") exchanged their shares of the capital stock of InnerAccess for (i) class A redeemable shares of the Amalgamated Entity, which entitled such InnerAccess Shareholders to receive $0.174 per share redeemed by the Amalgamated Entity and (ii) class B redeemable shares of the Amalgamated Entity, which entitled such InnerAccess Shareholder to receive 0.02952 of a share of NEON common stock per share redeemed by the Amalgamated Entity. Upon the full redemption of the redeemable preferred shares, NEON will have paid the InnerAccess Shareholders a total of $2.4 million dollars in cash purchase price and issued 407,123 shares of NEON common stock in consideration for the acquisition of InnerAccess by NEON.

        In addition, NEON has assumed certain special warrants of InnerAccess, which (on a converted basis) represent the right to acquire an additional 19,894 shares of NEON common stock at a cash exercise price equal to $9.50 per share. In connection with the issuance of the shares of NEON common stock, NEON has also agreed to enter into a registration rights agreement with each former InnerAccess Shareholder in the form attached to the Acquisition 8-K as Exhibit 4.1. Such Registration Rights Agreement grants to each such former InnerAccess Shareholder a right to piggyback on any public offering of NEON shares of common stock during the one year period following the closing of the acquisition of InnerAccess by NEON.

        The financial statements required by Rile 3-05 of Regulation S-X and the proforma financial statements required by Article 11 of Regulation S-X are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.

        The audited consolidated financial statements of InnerAccess Technologies, Inc. and its subsidiaries as at and for the years ended November 30, 2003 and 2002 are included as Exhibit 99.2.

(b)
Pro forma financial information.

        The unaudited pro forma combined condensed consolidated financial information of NEON Systems, Inc. and InnerAccess Technologies, Inc. is included as Exhibit 99.3.

(c)
Exhibits.

23.1	Consent of Pricewaterhouse Coopers LLP, independent registered public accounting firm of InnerAccess Technologies Inc.
99.1*	Press Release dated July 15, 2004 (Incorporated by reference to NEON Systems, Inc.'s Current Report on Form 8-K dated July 28, 2004, Commission File No. 0-25457)
99.2	Financial Statements of InnerAccess Technologies Inc.
99.3	NEON Systems, Inc. and InnerAccess Technologies Inc. unaudited pro forma combined condensed consolidated financial information.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2004	NEON SYSTEMS, INC.
/s/ BRIAN D. HELMAN Brian D. Helman, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for InnerAccess Technologies Inc.
99.1*	Press Release of NEON Systems, Inc. dated July 15, 2004.
99.2	Financial Statements of InnerAccess Technologies Inc.
99.3	NEON Systems, Inc. and InnerAccess Technologies Inc. unaudited pro forma combined condensed consolidated financial information

*
Previously filed as an exhibit to NEON Systems, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2004

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  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS